UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 4, 2025
Date of Report (Date of earliest event reported)
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chisholm Trail
Round Rock, TX 92131
(Address of Principal Executive Offices) (Zip Code)

(512) 238-9840
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement

On November 4, 2025, Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), Kratos Holdings U K Limited, a private limited company incorporated under the laws of England and Wales and an indirect wholly owned subsidiary of the Company (“Buyer”), Kratos Acquisition Ltd., a company organized under the laws of the State of Israel and a direct wholly owned subsidiary of Buyer (“Merger Sub”), and Orbit Technologies Ltd., a company organized under the laws of the State of Israel (“Orbit”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Orbit (the “Merger”), with Orbit continuing as the surviving corporation in the Merger as an indirect wholly owned subsidiary of the Company and a direct subsidiary of Buyer. Orbit’s shares are currently publicly traded on the Tel Aviv Stock Exchange.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each ordinary share, par value 1 New Israeli Shekel (NIS 1) per share, of Orbit (the “Ordinary Shares”), that is issued and outstanding immediately prior to the Effective Time (other than certain Ordinary Shares to be canceled pursuant to the terms of the Merger Agreement) will be converted into the right to receive $13.725 per share in cash (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, effective as of the Effective Time, each outstanding option to purchase Ordinary Shares (each, a “Company Option”), whether or not vested, shall become fully vested and thereafter canceled without any action on the part of any holder thereof for the right of the holder of such Company Option to receive a lump sum cash payment equal to the product of (i) the excess of (A) the Merger Consideration over (B) the exercise price per Ordinary Share with respect to such Company Option multiplied by (ii) the total number of Ordinary Shares underlying such Company Option.

The aggregate Merger Consideration to be paid by the Company with respect to all outstanding Ordinary Shares (including all Ordinary Shares underlying outstanding Company Options) is expected to be approximately $356.3 million in cash.

The Company, Buyer, Merger Sub, and Orbit have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Orbit will conduct its and each of its subsidiary’s business in the ordinary course of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Orbit will not engage in certain types of transactions or take certain actions outside the ordinary course during such period without the prior consent of the Company, (iii) Orbit will cause a meeting of the holders of Ordinary Shares to be held to consider the approval of the Merger Agreement and the Merger, and (iv) subject to certain customary exceptions, the Orbit Board of Directors will recommend that holders of Ordinary Shares vote in favor of approving the Merger Agreement. Orbit has also made certain additional customary covenants, including, among others, covenants not to: (x) solicit or knowingly encourage any inquiries with respect to certain alternative business combination transactions or (y) subject to certain exceptions designed to allow the Orbit Board of Directors to fulfill its fiduciary duties to Orbit’s shareholders, engage in any discussions concerning, or provide confidential information to, any person relating to certain alternative business combination transactions.

The Merger Agreement contains certain customary termination rights for the Company and Orbit, including Orbit’s right to terminate the Merger Agreement to accept a “Company Superior Proposal” subject to compliance with certain procedures specified in the Merger Agreement and the Company’s right to terminate the Merger Agreement upon (i) a “Company Adverse Recommendation Change” by Orbit’s Board of Directors or (ii) Orbit committing a material breach of the covenant prohibiting solicitation of competing offers. Upon termination of the Merger Agreement under certain specified circumstances, including termination by Orbit to accept and enter into a definitive agreement with respect to a “Company Superior Proposal” or by the Company upon (x) a “Company Adverse Recommendation Change” by Orbit’s Board of Directors or (y) Orbit committing a material breach of the covenant prohibiting solicitation of alternative business combination transactions, Orbit will be required to pay the Company a termination fee of $14,252,000.

Subject to certain limitations, each of the Company or Orbit may terminate the Merger Agreement if the Merger is not consummated prior to the date that is 270 days after the date of the Merger Agreement (such date, as it may be extended, the “Termination Date”). The right to terminate the Merger Agreement at the Termination Date will not be available to a party if the failure of the Merger to have been consummated on or before such date was primarily caused by such party’s material breach of its representations, warranties, covenants or agreements under the Merger Agreement.

Consummation of the Merger is subject to certain customary conditions, including (i) the approval of the Merger

Agreement and the Merger by the holders of a majority of the outstanding Ordinary Shares, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the approval of the Israel Competition Authority, (iv) no “Company Material Adverse Effect” having occurred, (vi) compliance in all material respects on the part of the other party’s covenants under the Merger Agreement, (vii) the accuracy of the other party’s representations and warranties, subject to certain standards set forth in the Merger Agreement, and (viii) receipt of certain other third party and regulatory consents, including approval of the Israeli Ministry of Defense.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer, Merger Sub, or Orbit. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. Neither Company nor Orbit investors are third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Orbit’s public disclosures.

Voting Agreement

In connection with the execution of the Merger Agreement, on November 4, 2025, the Company entered into a voting agreement (the “Voting Agreement”) with certain investment funds affiliated with FIMI. Under the Voting Agreement, the Orbit shareholders party thereto have agreed to vote or execute consents with respect to all of their Ordinary Shares in favor of the approval of the Merger Agreement and the Merger, subject to certain terms and conditions contained therein.

The foregoing description of the Voting Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On November 4, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

2.1 *	Agreement and Plan of Merger, dated as of November 4, 2025, by and among the Company, Kratos Holdings U K Limited, Kratos Acquisition Ltd and Orbit Technologies Ltd.
10.1	Voting Agreement, dated as of November 4, 2025, by and among the Company and certain investment funds affiliated with FIMI.
99.1	Press release, dated November 4, 2025.
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).
*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the timing of consummation of the Orbit acquisition, the aggregate estimated purchase price to be paid by the Company pursuant to the Merger Agreement, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2025

Kratos Defense & Security Solutions, Inc.

By: _/s/ Deanna H. Lund
                        Deanna H. Lund
                        Executive Vice President, Chief Financial Officer